UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934

Date of Report (Date of earliest event reported): May 1, 2003


                              Accrue Software, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                  000-26437                      94-3238684
        --------                  ---------                      ----------
(State or Other Jurisdiction of (Commission File    (IRS Employer Identification
       Incorporation or              Number)            Number)
         Organization)

                               48634 Milmont Drive
                         Fremont, California 94538-7353
           (Address of principal executive offices including zip code)

                                 (510) 580-4500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events
On May 1, 2003, Accrue Software, Inc., a Delaware corporation ("Accrue"), announced that its Board has authorized discussions with certain undisclosed parties regarding various strategic alternatives for the Company, including the possible sale of the company at values approximating the current market value of its public stock. There can be no assurance that any of these discussions will result in a transaction.

The Company also announced that Jonathan D. Becher, the Company's interim CEO, is taking an administrative leave for personal reasons, and that P. K. Karnik, Accrue's EVP and Chief Operations Officer, will take over responsibilities as interim CEO.

The May 1, 2003 press release filed as an exhibit to this report includes safe harbor language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are forward-looking rather than historic. The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in Accrue's Registration Statement on Form S-1, and in Accrue's other filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's website (http://www.sec.gov).

Item 7. Financial Statements and Exhibits

(c) Exhibits.

     99.1 Press release dated May 1, 2003

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Accrue Software, Inc.

                             By: /s/ Gary J. Sanders
                             -----------------------
                             Chief Financial Officer
Dated:  May 1, 2003






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                                INDEX TO EXHIBITS

Exhibit Number  Description

99.1            Press release dated May 1, 2003